CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 29, 2024, relating to the consolidated financial statements of Elicio Therapeutics, Inc. (the “Company”), which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Our report includes an explanatory paragraph relating to the Company’s ability to continue as a going concern. We also consent to the reference to us under the heading “Experts” in such Registration Statement. /s/ BAKER TILLY US, LLP Tewksbury, Massachusetts November 13, 2024